Exhibit 99.1

China Biologic Products Names Chairman David Gao to Additional Post of CEO

BEIJING, China, May 11, 2012 /PRNewswire/ China Biologic Products, Inc. (NASDAQ: CBPO, “China Biologic” or the “Company”), one of the leading plasma-based biopharmaceutical companies in the People’s Republic of China, today announced that the Company’s Board of Directors (the “Board”) has appointed Chairman David (Xiaoying) Gao to the additional position of Chief Executive Officer, effective May 10, 2012. Mr. Gao succeeds Mr. Colin (Chao Ming) Zhao, who will continue to serve as the President of the Company.

By assuming the CEO position, Mr. Gao has moved from non-executive Chairman to executive Chairman of the Board of Directors. In this connection, Mr. Gao has resigned from his posts in the Company’s Audit Committee, Compensation Committee and Governance and Nominating Committee, effective May 10, 2012. The Company plans to fill the vacancy in the three Committees resulting from Mr. Gao’s resignation.

Mr. Colin Zhao, President, stated “I am very pleased that David has agreed to take the position of Chief Executive Officer to provide hands-on leadership and execution of the Company’s growth strategy. I believe he is uniquely qualified for the task and I personally look forward to working with him and helping the Company reach a higher level of performance for the benefit of all our stakeholders. Since David joined the Board as an independent director last October, he has shown great passion in helping the Company sharpen its strategic direction, corporate governance, investor relations, and other critical aspects of its business. His passion has been coupled with a strong commitment to execution and focus on achievements and accountability.”

“I am deeply honored by the confidence that the Board of Directors have placed in me. I am thankful for the opportunity having been provided to take China Biologic Products up to the next level and I am excited by the substantial prospects in front of us,” said Mr. David Gao, Chairman and CEO of China Biologic. “I want to personally thank Colin for his leadership and accomplishments over the last five years, and I look forward to benefit from his extensive knowledge of our business and of the health care industry in China as he continues to play an important role in our management team. China Biologic is an established leader in China’s plasma protein therapeutics market thanks to the extensive talent that the Company has developed over the years. Moving forward, I will be focused on working with our management, employees and partners to execute our growth strategy and enhance shareholder value.”

Prior to joining the Company, Mr. Gao served as the chief executive officer and director of BMP Sunstone Corporation, a company listed on NASDAQ, from February 2004 until its acquisition by Sanofi in February 2011. Following the acquisition, Mr. Gao served as a senior integration advisor for Sanofi from February to August 2011. From February 2002 through February 2004, Mr. Gao served as the chairman of the board of directors of Beijing Med-Pharm Co. Ltd. Between 2003 and 2004, Mr. Gao also served as the chairman and the chief executive officer of Abacus Investments Ltd, a private wealth management company. From 1989 to 2002, Mr. Gao held various executive positions at Motorola, Inc., a publicly traded company specializing in wireless, broadband, and automotive communications technologies and embedded electronic products, including as a vice president and director for the integrated electronic system sector, Asia-Pacific operation, from 1998 to 2002, a member of the management board of Motorola Asia Pacific and the management board of Motorola Japan Ltd. from 2000 to 2002, and a member of the management board of Motorola China from 1996 to 2002. Mr. Gao holds a B.S. in Mechanical Engineering from the Beijing Institute of Technology, a M.S. in Mechanical Engineering from Hanover University, Germany, and a M.B.A. from the Massachusetts Institute of Technology. He is 61 years old.

Mr. Gao joined the Company in 2011and has served the Company in a variety of roles, including most recently as the Chairman of the Board of Directors, an independent Director, the Chairman of the Compensation Committee, and a member of the Audit and Governance and Nominating Committees.

About China Biologic Products, Inc.

China Biologic Products, Inc., through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd. and its equity investment in Xi’an Huitian Blood Products Co., Ltd., is one of the leading plasma-based biopharmaceutical companies in China.

China Biologic is a fully integrated biologic products company with plasma collection, production and manufacturing, research and development, and commercial operations. The Company’s plasma-based biopharmaceutical products are irreplaceable during medical emergencies and are used for the prevention and treatment of various diseases. The Company sells its products to hospitals and other healthcare facilities in China. Please see the Company’s website www.chinabiologic.com for additional information.

Safe harbor statement

This news release may contain certain “forward-looking statements” relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including its potential inability to achieve the expected operating and financial performance in 2012, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.